UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 7, 2014

DEALERTRACK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement Item 2.01 Completion of Acquisition or Disposition of Assets Item 9.01 Financial Statements and Exhibits EXHIBIT INDEX

EX-2.1: FIRST STOCK PURCHASE AGREEMENT EX-2.2: SECOND STOCK PURCHASE AGREEMENT

Item 1.01 Entry Into a Material Definitive Agreement.

Dealertrack Data Services, Inc. (“Seller”), a wholly-owned subsidiary of Dealertrack Technologies, Inc. (“Dealertrack”), entered into the First Purchase Agreement (the “First Transaction”) and the Second Purchase Agreement (the “Second Transaction”, and together with the First Transaction, the “Transactions”) to sell all of its 15,601,761 shares of common stock of TrueCar, Inc. (“TrueCar”). The aggregate consideration received by Seller in the Transactions was approximately $92.5 million in cash. The TrueCar common stock was carried on Dealertrack’s consolidated balance sheet as a cost method investment in the amount of $82.7 million.

Dealertrack intends to use a portion of the net after-tax proceeds from the Transactions as part of the purchase consideration for its previously announced acquisition of Dealer Dot Com, Inc. and, accordingly, expects to reduce the amount of the proposed Term Loan B debt financing in connection therewith from $625 million to $575 million.

On February 7, 2014, Seller, Peppy Capital 2.5, LP, a Delaware limited partnership ("Peppy"), and the investors set forth in such document (Peppy and such investors collectively, the “First Purchasers”), entered into a Stock Purchase Agreement (the “First Purchase Agreement”). The First Purchase Agreement provides for the purchase by the First Purchasers of 14,681,761 shares of the common stock of TrueCar, from the Seller for approximately $87.0 million in cash.

On February 12, 2014, Seller and Trenton Investments, LLC ("the “Second Purchaser” and, together with the First Purchasers, the “Purchasers”), entered into a Stock Purchase Agreement (the “Second Purchase Agreement” and, together with the First Purchase Agreement, the “Purchase Agreements”). The Second Purchase Agreement provides for the purchase by the Second Purchaser of 920,000 shares of the common stock of TrueCar from the Seller for approximately $5.4 million in cash.

The Purchase Agreements contain customary representations, warranties and covenants by the Seller and respective Purchasers. The foregoing summaries of the Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreements, which are included as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 11, 2014, the Seller completed the First Transaction and on February 13, 2014 Seller completed the Second Transaction. The assets involved were 15,601,761 shares of common stock of TrueCar (the “Shares”), and the completion of the Transactions resulted in the sale by the Seller of the Shares to the Purchasers pursuant to the Purchase Agreements. The Purchasers are listed (and their respective identities are disclosed) on the signature pages to the Purchase Agreements. As a result of the completion of the Transactions, the Seller no longer owns any shares of common stock of TrueCar. The aggregate consideration received by the Seller in the Transactions was approximately $92.5 million in cash. The Transactions are more fully described in Item 1.01 above, and such description is incorporated herein by reference. The Purchase Agreements are included as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1. 2.2.	FIRST STOCK PURCHASE AGREEMENT second stock purchase agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2014

Dealertrack Technologies, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1. 2.2.	first STOCK PURCHASE AGREEMENT second stock purchase agreement